Exhibit 10.4

GUARANTY

TO:	WELLS FARGO BANK, NATIONAL ASSOCIATION

1.          GUARANTY; DEFINITIONS. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to Communications Systems, Inc., a Minnesota corporation (“Communications Systems”), JDL Technologies, Incorporated, a Minnesota corporation (“JDL”), Transition Networks, Inc., a Minnesota corporation (“Transition Networks”), and Suttle, Inc., a Minnesota corporation (“Suttle”, together with Communications Systems, JDL and Transition Networks, “Borrowers” and each a “Borrower”), by Wells Fargo Bank, National Association and its Affiliates (together with their successors and assigns, collectively, “Wells Fargo”), and for other valuable consideration, the undersigned Twisted Technologies, Inc., a Georgia corporation (“Guarantor”), absolutely and unconditionally guarantees and promises to pay to Wells Fargo, on demand in lawful money of the United States of America and in immediately available funds, any and all Obligations as such term is defined in that certain Amended and Restated Credit Agreement of even date herewith among Borrowers and Wells Fargo (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms used but not defined herein shall have the meanings as set forth in the Credit Agreement). This Guaranty is a guaranty of payment and not collection.

2.          SUCCESSIVE TRANSACTIONS; REVOCATION; OBLIGATION UNDER OTHER GUARANTIES. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Obligations, including those arising under successive transactions which shall either continue the Obligations, increase or decrease the Obligations, or from time to time create new Obligations after all or any prior Obligations have been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of any Borrower, Guarantor or any other guarantor or any other event or proceeding affecting any Borrower, Guarantor or any other guarantor. This Guaranty shall not apply with respect to Guarantor to any new Obligations created after actual receipt by Wells Fargo of written notice of Guarantor’s revocation as to such new Obligations; provided, however, that loans, advances or other financial services made by Wells Fargo to Borrowers or any Borrower after revocation under commitments existing prior to receipt by Wells Fargo of such revocation, and extensions, renewals or modifications, of any kind, of Obligations incurred by Borrowers or any Borrower or committed by Wells Fargo prior to receipt by Wells Fargo of such notice of revocation, shall not be considered new Obligations and Guarantor shall remain liable therefor under the terms of this Guaranty. Any such notice must be sent to Wells Fargo by registered U.S. mail, postage prepaid, addressed to its office at 730 Second Avenue South, 8th Floor, Minneapolis, MN 55402, Attention: Chris Markham, or at such other address as Wells Fargo shall from time to time designate. The obligations of Guarantor under this Guaranty shall be in addition to any obligations of Guarantor or any other guarantor under any other guaranties of any liabilities or obligations of Borrowers, any Borrower or other Persons heretofore or hereafter given to Wells Fargo, unless such other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly provided for in this Guaranty, affect or invalidate any such other guaranties.

3.          OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations of Guarantor under this Guaranty are joint and several and independent of the obligations of each Borrower and each other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor or any other guarantor, whether the action is brought against any Borrower, any other guarantor or any other Person, or whether any Borrower, any other guarantor or any other Persons are joined in any such action or actions. Guarantor acknowledges that this Guaranty is absolute and unconditional, that there are no conditions precedent to the effectiveness of this Guaranty, and that this Guaranty is in full force and effect and binding on Guarantor as of the date written below, regardless of whether Wells Fargo obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor. Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and Guarantor agrees that any payment of any Obligations or other act which shall toll any applicable statute of limitations shall similarly toll the statute of limitations applicable to Guarantor’s liability under this Guaranty. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Wells Fargo shall continue if and to the extent for any reason any amount at any time paid on account of any Obligations guaranteed hereby is rescinded or must otherwise be restored by Wells Fargo, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Wells Fargo in its sole discretion; provided, however, that if Wells Fargo chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Wells Fargo harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Wells Fargo in connection therewith, including without limitation, in any litigation with respect thereto.

4.        AUTHORIZATIONS TO WELLS FARGO. Guarantor authorizes Wells Fargo, either before or after revocation hereof, without notice to, consent from or demand on Guarantor, and without affecting Guarantor’s liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Obligations or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Wells Fargo in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantor of the Obligations, or any portion thereof, or any other party thereto; and (e) apply payments received by Wells Fargo from any Borrower, Guarantor or any other guarantor to any portion of the Obligations, in such order as Wells Fargo shall determine in its sole discretion, whether or not such Obligations are covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise. Wells Fargo may without notice assign this Guaranty in whole or in part. Guarantor agrees to provide to Wells Fargo copies of Guarantor’s financial statements and other reports pertaining to Guarantor as requested by Wells Fargo and as and when required under the terms of the Credit Agreement.

5.          REPRESENTATIONS AND WARRANTIES; COVENANTS. Guarantor represents and warrants to Wells Fargo that: (a) this Guaranty is executed at Borrowers’ request; (b) Guarantor shall not, without Wells Fargo’s prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of any of its assets other than as expressly permitted under the Credit Agreement; (c) Wells Fargo has made no representation to Guarantor as to the creditworthiness of any Borrower or any other guarantor; (d) Guarantor has established adequate means of obtaining from Borrowers on a continuing basis financial and other information pertaining to the financial condition of Borrowers and the other guarantors; (e) Guarantor expects to derive substantial benefits from any loans, credit transactions, financial accommodations, and other transactions and events resulting in the creation of the Obligations and the credit accommodations offered to Borrowers under the Loan Documents; (f) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has full power and authority to make and deliver this Guaranty and the other Loan Documents to which it is a party; (g) this Guaranty and each other Loan Document to which Guarantor is a party have been duly executed and delivered by Guarantor and constitute its lawful, binding and legally enforceable obligations; (h) Guarantor (i) is Solvent, and shall not fail to be Solvent as a result of the execution and delivery of this Guaranty, (ii) is not engaged in business or a transaction, or about to engage in business or a transaction, for which its property constitutes unreasonably small capital, and (iii) does not intend to incur, or believe that it will incur, debts that would be beyond its ability to pay as such debts mature; and (i) each of the representations and warranties contained in the Credit Agreement pertaining to Guarantor are true and correct as of the date hereof. Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect its risks hereunder, and Guarantor further agrees that Wells Fargo shall have no obligation to disclose to Guarantor any information or material about Borrower or any other guarantor which is acquired by Wells Fargo in any manner. Guarantor agrees to comply at all times with the covenants set forth in the Credit Agreement applicable to Guarantor as fully as if each such covenant were made herein, and each is incorporated herein by reference.

6.         GUARANTOR’S WAIVERS.

(a)          Guarantor waives any right to require Wells Fargo to: (i) proceed against any Borrower, any other guarantor or any other Person; (ii) marshal assets or proceed against or exhaust any security held from any Borrower, any other guarantor or any other Person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from any Borrower, any other guarantor or any other Person; (iv) take any other action or pursue any other remedy in Wells Fargo’s power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of Obligations held by Wells Fargo as security for or which constitute in whole or in part the Obligations guaranteed hereunder, or in connection with the creation of new or additional Obligations.

(b)         Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of any Borrower, any other guarantor or any other Person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Obligations; (iii) any lack of authority of any officer, director, partner, agent or any other Person acting or purporting to act on behalf of any Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of any Borrower; (iv) the application by any Borrower, Guarantor or any other guarantor of the proceeds of any Obligations for purposes other than the purposes represented by any Borrower to, or intended or understood by, Wells Fargo or Guarantor or any other guarantor; (v) any act or omission by Wells Fargo which directly or indirectly results in or aids the discharge of any Borrower, Guarantor or any other guarantor, or any portion of the Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Wells Fargo against Borrowers, any Borrower, any other guarantor or any other Person; (vi) any impairment of the value of any interest in any security for the Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Obligations, in any form whatsoever, including any modification made after revocation hereof to any Obligations incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Obligations or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Wells Fargo give any notice of acceptance of this Guaranty. Until all Obligations have been paid in full, Guarantor shall not have any right of subrogation, contribution, reimbursement, recourse, or similar legal or contractual right to recover any sums paid hereunder from any Borrower, any other guarantor or any other Person, and Guarantor waives any right to enforce any remedy which Wells Fargo now has or may hereafter have against Borrowers, any Borrower, any other guarantor or any other Person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Wells Fargo. Guarantor further waives all rights and defenses any Borrower, Guarantor or any guarantor may have arising out of (A) any election of remedies by Wells Fargo, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Obligations, destroys Guarantor’s rights of subrogation, recourse, or similar legal or contractual right, or Guarantor’s rights to proceed against any Borrower, any other guarantor or any other Person for reimbursement or contribution, or (B) any loss of rights Guarantor or any guarantor may suffer by reason of any rights, powers or remedies of any Borrower, any other guarantor or any other Person in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the Obligations, whether by operation of law or otherwise, including any rights Guarantor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Obligations. Without limiting the generality of the foregoing, Guarantor will not assert, plead or enforce against Wells Fargo any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to any Borrower, Guarantor, any other guarantor or any other Person liable in respect of any of the Obligations, or any setoff available against Wells Fargo to any Borrower, Guarantor, any other guarantor or any other such Person, whether or not on account of a related transaction. Guarantor expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Obligations, whether or not the liability of any Borrower, Guarantor, any other guarantor or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, any Borrower, Guarantor, any other guarantor or any of the assets of any Borrower or any other guarantor. Guarantor will not assert, plead or enforce against Wells Fargo any claim, defense or setoff available to Guarantor against any Borrower or any other guarantor. Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Obligations.

7.             WELLS FARGO’S RIGHTS WITH RESPECT TO GUARANTOR’S PROPERTY IN ITS POSSESSION. In addition to all liens upon and rights of setoff against the monies, securities or other property of each Borrower, Guarantor and each other guarantor given to Wells Fargo by law, Wells Fargo shall have a lien upon and a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Wells Fargo, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No Lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Wells Fargo, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and Lien shall continue in full force and effect until such right of setoff or Lien is specifically waived or released by Wells Fargo in writing.

8.             SUBORDINATION. Any indebtedness of any Borrower now or hereafter held by Guarantor is hereby subordinated to the Obligations. Such indebtedness of any Borrower to Guarantor is assigned to Wells Fargo as security for this Guaranty and the Obligations and, if Wells Fargo requests, shall be collected and received by Guarantor as trustee for Wells Fargo and paid over to Wells Fargo on account of the Obligations but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes or other instruments now or hereafter evidencing such indebtedness of any Borrower to Guarantor shall be marked with a legend that indicates that the notes or other instruments are subject to this Guaranty and, if Wells Fargo so requests, such notes and instruments shall be delivered to Wells Fargo. Wells Fargo is hereby authorized in the name of Guarantor from time to time to file financing statements and continuation statements and execute such other documents and take such other action as Wells Fargo deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

9.             REMEDIES; NO WAIVER. All rights, powers and remedies of Wells Fargo hereunder are cumulative. No delay, failure or discontinuance of Wells Fargo in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Wells Fargo of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

10.           COSTS, EXPENSES AND ATTORNEYS’ FEES. Guarantor shall be jointly and severally liable for and, immediately upon demand by Wells Fargo, will pay to Wells Fargo, the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Wells Fargo’s in-house counsel), expended or incurred by Wells Fargo in connection with the enforcement of any of Wells Fargo’s rights, powers or remedies and/or the collection of any amounts which become due to Wells Fargo under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Wells Fargo or any other Person) relating to any Borrower, Guarantor, any other guarantor or any other Person. All of the foregoing shall be paid by Guarantor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Wells Fargo’s Prime Rate in effect from time to time.

11.           SUCCESSORS; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided, however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Wells Fargo’s prior written consent. Guarantor acknowledges that Wells Fargo has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, the Obligations and any obligations with respect thereto, including this Guaranty. In connection therewith, Wells Fargo may disclose all documents and information which Wells Fargo now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Borrowers, Guarantor or otherwise. Guarantor further agrees that Wells Fargo may disclose such documents and information to Borrowers.

12.           AMENDMENT. This Guaranty may be amended or modified only in writing signed by Wells Fargo and Guarantor.

13.           APPLICATION OF SINGULAR AND PLURAL. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word “Borrowers” and the word “Guarantor” respectively shall mean all or any one or more of them as the context requires.

14.           UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor’s full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

15.          GOVERNING LAW. The validity of this Guaranty, the construction, interpretation, and enforcement of this Guaranty and the rights of the parties, as well as all claims, controversies or disputes arising under or related to this Guaranty will be determined under, governed by and construed in accordance with the laws of the State of Minnesota without regard to conflicts of laws principles.

16.          JURISDICTION. All actions or proceedings arising in connection with this Guaranty may be tried and litigated in the State of Minnesota and, to the extent permitted by applicable law, federal courts located in the City of Minneapolis and the County of Hennepin, State of Minnesota; provided that any suit seeking enforcement against any Collateral or other property may be brought, at Wells Fargo’s option, in the courts of any jurisdiction where Wells Fargo elects to bring such action or where such Collateral or other property may be found. Guarantor and Wells Fargo waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

17.          WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND WELLS FARGO EACH WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH, A “CLAIM”). GUARANTOR AND WELLS FARGO EACH REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Signature pages follow

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of August 12, 2016.

TWISTED TECHNOLOGIES, INC.

By:
Name: Edwin C. Freeman
Title: Chief Financial Officer

Signature Page to Guaranty